EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Sun Sportswear, Inc. of our report dated February 23, 1996 relating to the financial statements of Sun Sportswear, Inc., which appears in such Joint Proxy Statement/Prospectus. We also consent to the references to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/s/ PRICE WATERHOUSE LLP

    PRICE WATERHOUSE LLP

Seattle, Washington
December 13, 1996